Calculation of Filing Fee Tables
S-3
International Seaways, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value	457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,760.00
			Net Fee Due:						$ 12,860.00
Offering Note
[1]	Each share of common stock registered hereunder includes an associated right (the "Rights") as set forth in the Second Amended and Rights Agreement, dated as of April 9, 2026, between the registrant and Computershare Trust Company, N.A., as rights agent (the "Rights Agreement"). Rights are attached to the shares of common stock, will not be offered separately, and are not exercisable until the occurrence of certain events specified in the Rights Agreement. The value attributable to the Rights, if any, is reflected in the value of the common stock. The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3 (Registration No. 333-292313), which was filed with the Securities and Exchange Commission on December 19, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	International Seaways, Inc.	S-3	333-269002	12/20/2023		$ 14,760.00	Equity	Common Stock, no par value	100,000,000	$ 100,000,000.00
Fee Offset Sources		International Seaways, Inc.	S-3	333-269002		12/20/2023						$ 2,640.00
Fee Offset Sources		International Seaways, Inc.	S-3	333-227915		10/19/2018						$ 2,782.50
Fee Offset Sources		International Seaways, Inc.	S-3	333-224313		04/17/2018						$ 9,337.50
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant filed a Registration Statement on Form S-3 (File No. 333-224313), which was initially filed on April 17, 2018 and declared effective on May 21, 2018 (the "April 2018 Registration Statement"), and paid a filing fee of $12,450. $75,000,000 of the aggregate of $100,000,000 of securities registered under the April 2018 Registration Statement remained unsold upon filing of the Registration Statement on Form S-3 (File No. 333- 227915), which was initially filed on October 19, 2018 and declared effective on November 6, 2018 (the "October 2018 Registration Statement"). Pursuant to Rule 457(p) under the Securities Act, the Registrant applied the unused portion of the previously paid filing fee, $9,337.50, against amounts due in association with the filing of the October 2018 Registration Statement. Due to the application of the unused portion of the previously paid filing fee, the filing fee paid contemporaneously with the October 2018 Registration Statement was $2,782.50. All of the securities registered under the October 2018 Registration Statement remained unsold upon filing of the Registration Statement on Form S-3 (File No. 333-269002), which was originally filed on December 23, 2022 and was automatically effective upon filing (the "Prior Registration Statement"), and the related prospectus supplement filed pursuant to Rule 424(b)(5) of the Securities Act on December 20, 2023 with a maximum aggregate offering price of $100,000,000 (the "2023 Prospectus Supplement"). Pursuant to Rule 457(p) under the Securities Act, the Registrant applied the unused portion of the previously paid filing fee, $12,120.00, against amounts due in association with the filing of the 2023 Prospectus Supplement. Due to the application of the unused portion of the previously paid filing fee, the filing fee paid contemporaneously with the 2023 Prospectus Supplement was $2,640.00. As of the date of filing of this prospectus supplement, the registrant has sold none of such securities under the Prior Registration Statement and the 2023 Prospectus Supplement, leaving $100,000,000 of such securities (the "Unsold Securities") unsold in the Prior Registration Statement, representing $14,760 in registration fees attributable to such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, filing fees in the amount of $14,760 relating to the Unsold Securities are being carried forward, and the offering of the Unsold Securities with respect to which such fee offset is claimed under the Prior Registration Statement is deemed terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $200,000,000.00. The prospectus is a final prospectus for the related offering.